FIRST AMENDMENT

TO

CERTIFICATE OF DESIGNATION, PREFERENCES,
RIGHTS AND LIMITATIONS

OF

SERIES A PREFERRED STOCK

OF

PLURES TECHNOLOGIES, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Plures Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the “Corporation”),

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a meeting held on December 16, 2011, duly adopted a resolution providing for an increase in the number of shares of Series A Preferred Stock from 1,000,000 shares to 1,375,000 shares; as follows:

RESOLVED, that pursuant to the authority granted and vested in the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation, the Certificate of Designation, Preferences, Rights and Limitation of Series A Preferred Stock shall be deemed amended to increase the number of shares of Series A Preferred Stock from 1,000,000 shares to 1,375,000 shares.

IN WITNESS WHEREOF, Plures Technologies, Inc. has caused this Certificate to be signed by David R. Smith, its Chief Executive Officer, as of December 16, 2011.

PLURES TECHNOLOGIES, INC.

By: /s/ David R Smith
Name: David R. Smith
Title: Chief Executive Officer